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                                 EXHIBIT 3.15
                                 ------------


                             CERTIFICATE OF MERGER
                                      OF
                      AMERICAN CONFERENCING COMPANY, INC.
                          (A NEW JERSEY CORPORATION)
                                     INTO
                         AMCS ACQUISITION CORPORATION
                         ----------------------------
                           (A DELAWARE CORPORATION)


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                        Pursuant to Section 252 of the
              General Corporation of Law of the State of Delaware
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     AMCS Acquisition Corporation, a Delaware corporation (the "Corporation"), hereby certifies that:

     1. The name and state of incorporation of each of the constituent corporations are:

         (a)  AMCS Acquisition Corporation, a Delaware corporation; and

         (b)  American Conferencing Company, Inc., a New Jersey corporation.

     2. An agreement of merger has been approved, adopted, certified, executed and acknowledged by American Conferencing Company, Inc. and by the Corporation in accordance with the provisions of Sections 252(c) of the General Corporation Law of the State of Delaware.

     3.  The name of the surviving corporation is AMCS Acquisition Corporation.

     4. The certificate of incorporation of the Corporation shall be the certificate of incorporation of the surviving corporation except that Article I of the certificate of incorporation of the Corporation shall be amended to read in its entirety as follows:

                         The name of the corporation is American
                         Conferencing Company, Inc. (the "Corporation")

     5. The executed agreement of merger is on file at an office of the Corporation at 690 Kinderkamack Road, Oradell, NJ 07649.

     6. A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of the Corporation or American Conferencing Company, Inc.

     7. The authorized capital stock of American Conferencing Company, Inc., is 1,000 shares Common Stock, $0.01 par value per share.
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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Merger to be signed by its duly authorized officer this 12th day of November, 1997.


                                    AMCS ACQUISITION CORPORATION



                                    By: /s/ Glenn D. Bolduc
                                       --------------------------------------
                                    Name:   Glenn Bolduc
                                    Title:  President


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